UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 25, 2025
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)

(856) 505-8800
(Registrant's Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated With Exit or Disposal Activities.

On February 25, 2025, inTEST Corporation (the “Company”) notified employees of its wholly-owned subsidiary, Videology Imaging Corporation (“Videology”) of its intention to consolidate all Videology operations in the Netherlands into the Videology facility located in Mansfield, Massachusetts. This plan would result in the closure of the Netherlands facility and the termination of certain employees at that location. The consolidation of Videology operations is being undertaken to increase efficiencies and lower operating costs associated with the current operation of Videology. The consolidation is expected to be substantially completed by the end of 2025 at which point the Company intends to fully vacate the Netherlands facility.

As a result of this action, the Company expects to incur cash charges for severance and other one-time termination benefits of $350,000. In addition, the Company expects to incur cash charges for other costs related to the facility consolidation, including moving costs, costs associated with the termination of the Netherlands facility lease and other consolidation costs, ranging from $200,000 to $300,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

	By:	/s/ Duncan Gilmour
Duncan Gilmour
Chief Financial Officer, Treasurer and Secretary
Date: March 3, 2025